                                       GMO

                                 CODE OF ETHICS

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALIA LTD.
                                GMO AUSTRALIA LLC
                              GMO SWITZERLAND GMBH
                                GMO WOOLLEY LTD.
                             RENEWABLE RESOURCES LLC

                              Dated March 11, 2003

                                TABLE OF CONTENTS

I.     INTRODUCTION                                                                    4

    A.   Fiduciary Duty                                                                4
    B.   Appendices to the Code                                                        4

II.    PERSONAL SECURITIES TRANSACTIONS                                                5

    A.   Pre-Clearance Requirements for Access Persons                                 5
       1.  GENERAL REQUIREMENT                                                         5
       2.  GENERAL POLICY                                                              5
       3.  PROCEDURES                                                                  5
       4.  NO EXPLANATION REQUIRED FOR REFUSALS                                        5
    B.   Prohibited Transactions                                                       5
         a.  Initial Public Offerings                                                  5
         b.  Private Placements                                                        5
         c.  Options on Securities                                                     6
         d.  Securities Purchased or Sold or Being Considered for Purchase or Sale     6
         e.  Short-Term Profiting.                                                     6
         f.  Short Selling of Securities                                               6
       2.  IMPROPER SECURITIES TRANSACTIONS                                            6
         a.  Inside Information                                                        6
         b.  Market Manipulation                                                       7
         c.  Others                                                                    7
    C.   Exemptions                                                                    7
       1.  PRE-CLEARANCE AND REPORTING EXEMPTIONS                                      7
       2.  APPLICATION TO COMMODITIES, FUTURES AND OPTIONS                             8
    D.   Reporting Requirements                                                       10
       1.  INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS                         10
       2.  QUARTERLY REPORTING REQUIREMENTS                                           10
       3.  BROKERAGE STATEMENTS                                                       10
       4.  EXEMPTION FOR CERTAIN TRUSTEES                                             11
       5.  REVIEW OF REPORTS                                                          11
       6.  AVAILABILITY OF REPORTS                                                    11

III.   FIDUCIARY DUTIES                                                               11

    A.   Confidentiality                                                              11
    B.   Gifts                                                                        11
       1.  ACCEPTING GIFTS                                                            11
       2.  SOLICITATION OF GIFTS                                                      11
    C.   Service as a Director                                                        11

IV.    COMPLIANCE WITH THIS CODE OF ETHICS                                            12

    A.   Conflicts of Interest Committee                                              12
       1.  MEMBERSHIP, VOTING AND QUORUM                                              12
       2.  INVESTIGATING VIOLATIONS OF THE CODE                                       12
       3.  ANNUAL REPORTS                                                             12
       4.  REVIEW OF DENIED TRADES                                                    12
    B.   Remedies                                                                     12
       1.  SANCTIONS                                                                  12
       2.  REVIEW                                                                     13
       3.  REVIEW OF PRE-CLEARANCE DECISIONS                                          13
    C.   Exceptions to the Code                                                       13
    D.   Compliance Certification                                                     13

    E.   Inquiries Regarding the Code                                                 13

V.     BOARDS OF TRUSTEES APPROVALS                                                   13

    A.   Approval of Code                                                             13
    B.   Amendments to Code                                                           14

APPENDIX 1: DEFINITIONS                                                               15

APPENDIX 2: MASTER PERSONAL TRADING POLICIES AND PROCEDURES                           17

    Appendix A: Quick Reference Guide to Pre-Clearance and Quarterly Reporting        23
    Appendix B: Quarterly Transaction Report                                          26
    Appendix C: Contact Persons                                                       27
    Appendix D: Annual Holdings Report                                                28
    Appendix E: Beneficial Ownership Reporting Form                                   29
    Appendix F: File a PTAF                                                           30
    Appendix G: Annual Certificate of Compliance                                      31
    Appendix H: Form Letter to Broker, Dealer or Bank ("407" Letter)                  32

GMO WOOLLEY LTD. CODE OF ETHICS SUPPLEMENT                                            33

GMO AUSTRALIA LTD. CODE OF ETHICS SUPPLEMENT                                          38

INTRODUCTION

     A. FIDUCIARY DUTY. This Code of Ethics is based on the principle that trustees, officers, employees, and certain other related persons of the above-listed mutual funds and fund managers have a fiduciary duty to place the interests of the Funds and Accounts ahead of their own. The Code applies to all Access Persons(1) and focuses principally on pre-clearance and reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the GMO Funds and Accounts.

     As fiduciaries, Access Persons must at all times:

           1. PLACE THE INTERESTS OF THE GMO FUNDS AND ACCOUNTS FIRST. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the GMO Funds and Accounts in any decision relating to their personal investments. An Access Person may not induce or cause a Fund to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund. Nor may any Access Persons otherwise exploit the client relationship for personal gain.

           2. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS CONSISTENT WITH THIS CODE INCLUDING BOTH THE PRE-CLEARANCE AND REPORTING REQUIREMENTS. Doubtful situations should be resolved in favor of the GMO Funds and Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

           3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS. Access Persons must not only seek to achieve technical compliance with the Code but should strive to abide by its spirit and the principles articulated herein.

     B. APPENDICES TO THE CODE. The appendices to this Code are attached to and are a part of the Code. The appendices include the following:

           1. DEFINITIONS (capitalized terms in the Code are defined in Appendix 1),

           2. MASTER PERSONAL TRADING POLICIES AND PROCEDURES and the appendices thereto (Appendix 2),

           3. QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING (Appendix A to Appendix 2),

           4.    QUARTERLY TRANSACTION REPORT (Appendix B to Appendix 2),

           5. CONTACT PERSONS including the Compliance Officer and the Conflicts of Interest Committee, if different than as initially designated herein (Appendix C to Appendix 2),

           6.    ANNUAL HOLDINGS REPORT (Appendix D to Appendix 2),

           7.    BENEFICIAL OWNERSHIP REPORTING FORM (Appendix E to Appendix 2),

----------
(1) Capitalized words are defined in Appendix 1.

           8.    FILE A PTAF (Appendix F to Appendix 2),

           9. ANNUAL CERTIFICATE OF COMPLIANCE (Appendix G to Appendix 2), and

           10. FORM LETTER TO BROKER, DEALER OR BANK ("407" LETTER) (Appendix H to Appendix 2).

II.  PERSONAL SECURITIES TRANSACTIONS

     A.    PRE-CLEARANCE REQUIREMENTS FOR ACCESS PERSONS.

           1. GENERAL REQUIREMENT. All Securities Transactions by Access Persons (other than any trustee of GMO Trust who is not an "interested person" [as defined in the Investment Company Act of 1940 ("1940 Act")] of a GMO Fund) of the types set forth in
                 Section 2 of the Procedures are subject to the pre- clearance procedures set forth in Section 6 of the Procedures.

           2. GENERAL POLICY. In general, requests to buy or sell a security will be denied if the Security (a) was purchased or sold within 3 calendar days prior to the date of the request or (b) is being considered for purchase or sale within 15 days after the date of the request by any Fund or Account. Requests to sell a Security short will be denied for the same reasons and also if the security is owned by any GMO Active Portfolio.

           3. PROCEDURES. The procedures for requesting pre-clearance of a Securities Transaction are set forth in Section 6 of the Procedures and in Appendix A thereto. The Compliance Officer (or a designee) will keep appropriate records of all pre-clearance requests.

           4. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, the Compliance Officer (or a designee) may refuse to authorize a Securities Transaction for a reason that is confidential. The Compliance Officer is not required to give an explanation for refusing to authorize any Securities Transaction.

     B.    PROHIBITED TRANSACTIONS.

           1. PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions are prohibited and will not be authorized, except to the extent designated below. These prohibitions shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund.

                 a. INITIAL PUBLIC OFFERINGS. Any purchase of Securities in an initial public offering other than a new offering of a registered open-end investment company or any initial offering that an Access Person can demonstrate in the pre-clearance process is available and accessible to the general investing public through on-line or other means.

                 b. PRIVATE PLACEMENTS. Any purchase of Securities in an offering exempt from registration under the Securities Act of 1933, as amended, is generally prohibited but may be reviewed by the Conflicts of Interest Committee upon request.

                 c. OPTIONS ON SECURITIES. Options on any securities owned by an active trading area of the firm or an area in which an employee directly works.

                 d. SECURITIES PURCHASED OR SOLD OR BEING CONSIDERED FOR PURCHASE OR SALE. Any Security purchased or sold or being considered for purchase or sale by a Fund or an Account. For this purpose, a security is being considered for purchase or sale when a recommendation to purchase or sell the Security has been communicated or, with respect to the person making the recommendation, when such person seriously considers making the recommendation.

                 e. SHORT-TERM PROFITING. Profiting from the purchase or sale of the same or equivalent Securities within 60 calendar days is prohibited. If a position is sold for a profit within 60 days, any such profit will be required to be disgorged to a charity approved by the Conflicts of Interest Committee. The following securities (as defined on pages 5- 6) are not subject to this prohibition:

                       -     MUTUAL FUNDS;

                       -     U.S. GOVERNMENT SECURITIES;

                       -     MONEY MARKET INSTRUMENTS;

                       -     CURRENCIES AND FORWARD CONTRACTS THEREON;

                       -     COMMODITIES AND OPTIONS AND FUTURES ON COMMODITIES;

                       - SECURITIES ACQUIRED THROUGH THE EXERCISE OF RIGHTS OFFERINGS;

                       -     MUNICIPAL BONDS;

                       -     NASDAQ 100 INDEX SHARES (QQQ); AND

                       -     S&P DEPOSITORY RECEIPTS (SPY);

                 f. SHORT SELLING OF SECURITIES. Short selling securities that are held in Active Portfolios (including International Active, Domestic Active, Emerging Markets and Global Equities). Access Persons also are prohibited from short selling Securities held in an account within his or her own area, even if quantitatively managed. The Compliance Department will determine whether an Active Portfolio holds a Security and whether a Security is held by an Access Person's "area."

           2. IMPROPER SECURITIES TRANSACTIONS. The following Securities Transactions may violate the federal securities laws or other legal or regulatory provisions or are otherwise deemed to be improper and are prohibited and will not be authorized under any circumstances:

                 a. INSIDE INFORMATION. Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security;

                 b. MARKET MANIPULATION. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

                 c. OTHERS. Any other transactions deemed by the Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of corporate opportunities, or an appearance of impropriety.

     C.    EXEMPTIONS.

           1. PRE-CLEARANCE AND REPORTING EXEMPTIONS. The following Securities Transactions and other transactions are exempt (as indicated below) from either the pre-clearance requirements set forth in Section II.A. or the reporting requirements set forth in Section II.D, or both. Note that de minimus purchases and sales of large market cap stocks and investments in municipal bonds, QQQ's, SPY's and ETF's (as defined below) are exempt from pre-clearance, but are subject to quarterly and annual reporting.

                 a. SECURITIES TRANSACTIONS EXEMPT FROM BOTH PRE-CLEARANCE AND REPORTING.

                       - MUTUAL FUNDS. Securities issued by any registered open-end investment companies (including, but not limited to, the GMO Funds).

                       - U.S. GOVERNMENT SECURITIES. Securities issued by the Government of the United States;

                       - MONEY MARKET INSTRUMENTS. Money market instruments or their equivalents, including bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments(2), including repurchase agreements;

                       - CURRENCIES AND FORWARD CONTRACTS THEREON. Currencies of foreign governments and forward contracts thereon;

                       - CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities and

                       - RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

                 b. SECURITIES TRANSACTIONS EXEMPT FROM PRE-CLEARANCE BUT SUBJECT TO REPORTING REQUIREMENTS.

----------
(2) High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

                       - DISCRETIONARY ACCOUNTS. Transactions through any discretionary accounts (i) that have been approved by the Compliance Department in advance and (ii) for which the Access Person has arranged for quarterly certification from the third party manager stating that the individual (Access Person or Immediate Family Member) has not influenced the discretionary manager's decisions during the period in question;

                       - DE MINIMUS PURCHASES AND SALES OF LARGE CAP STOCKS. Purchases or sales of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion as of the date of such purchases or sales, which may be utilized once per security during a pre-clearance period;

                       - MUNICIPAL BONDS. Personal investment in municipal bonds is exempt from pre-clearance requirements as set forth in Section II.A. but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D.;

                       - NASDAQ 100 INDEX SHARES (QQQ). Personal investment in NASDAQ 100 Index shares (QQQ shares) is exempt from pre-clearance requirements as set forth in
                             Section II.A., but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D.;

                       - S&P DEPOSITORY RECEIPTS (SPY). Personal investment in units of Standard & Poor's Depository Receipts "spiders" is exempt from pre-clearance requirements as set forth in Section II.A., but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D.;

                       - EXCHANGE TRADED FUNDS (ETF's). Personal investment in shares of ETF's, including iShares offered by Barclays, is exempt from pre-clearance requirements as set forth in Section II.A., but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D.;

                       -     MISCELLANEOUS. Any transaction in the following:
                             (1) limited partnerships and other pooled vehicles sponsored by a GMO Entity, (2) open-end investment vehicles not market traded and (3) other Securities as may from time to time be designated in writing by the Conflicts of Interest Committee on the ground that the risk of abuse is minimal or non-existent; and

                       - DONATION OF SECURITIES TO A CHARITY. A donation of securities to a charity is exempt from pre-clearance requirements as set forth in Section II.A., but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Section II.D.

           2.    APPLICATION TO COMMODITIES, FUTURES AND OPTIONS.

                 a. The purchase or sale of commodities, futures on commodities and related options, futures on currencies, non-exchange-traded options on currencies, and non-exchange-traded options on currency futures are not subject to the pre-clearance requirements set forth in Section II.A. or the reporting requirements set forth in Section II.D.

                 b. The purchase and sale of exchange-traded options on currencies, exchange-traded options on currency futures; and the purchase of futures on securities comprising part of a broad-based, publicly traded market based index of stocks and related options are not subject to the pre-clearance requirements set forth in Section II.A., but are subject to the reporting requirements set forth in Section II.D.

                 c.    PURCHASING OPTIONS:

                       - If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S. Government securities would be exempt from pre-clearance and reporting).

                       - The exercise of a purchased option must also be pre-cleared and reported, unless the option is expiring.

                       - Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

                 d.    WRITING OPTIONS:

                       - If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the practice of writing of an option on such security.

                       - The exercise of a written option (by the other party) need not be pre-cleared or reported.

                       - Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

                 e. SHORT-TERM TRANSACTIONS ON OPTIONS. The following transactions with respect to options implicate the Short-Term Profiting provision set forth in Section II.
                       B. e.:

                       PURCHASING A CALL

                       - Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

                       - Selling the underlying security within 60 days from the date the option was purchased.

                       - Selling a put on the underlying security within 60 days from the date the option was purchased.(3)

                       - Writing a call on the underlying security within 60 days from the date the option was purchased.(3)

----------
(3) Portion of the profits that were locked in as a result of the transaction will be forfeited.

                       PURCHASING A PUT

                       - Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

                       - Buying the underlying security within 60 days from the date the option was purchased.

                       - Selling a call on the underlying security within 60 days from the date the option was purchased.(3)

                       - Writing a put on the underlying security within 60 days from the date the option was purchased.(3)

                       WRITING A CALL

                       - Purchasing a call on the underlying security within 60 days from the date the option was sold.(3)

                       - Buying the underlying security within 60 days from the date the option was sold.

                       - Selling a put on the underlying security with 60 days from the date the option was sold.(3)

                       WRITING A PUT

                       - Purchasing a put on the underlying security within 60 days from the date the option was sold.(3)

                       - Selling the underlying security within 60 days from the date the option was sold.

                       - Selling a call on the underlying security with 60 days from the date the option was sold.(3)

     D.    REPORTING REQUIREMENTS

           1. INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS. No later than 10 days after initial designation as an Access Person and thereafter on an annual basis (and based on information current as of a date not more than 30 days before the report is submitted), each Access Person must report to the Compliance Department all of the information set forth in Section 1 of the Procedures.

           2. QUARTERLY REPORTING REQUIREMENTS. Each Access Person must file a quarterly report with the Compliance Department within 10 calendar days of quarter-end with respect to all Securities Transactions of the types listed in Section 2 of the Procedures occurring during that past quarter. The procedures to be followed in making quarterly reports are set forth in Section 7 of the Procedures.

           3. BROKERAGE STATEMENTS. Each Access Person must disclose to the Compliance Department all of his or her brokerage accounts and relationships and must require such brokers to forward to the Compliance Department copies of confirmations of account transactions.

           4. EXEMPTION FOR CERTAIN TRUSTEES. The reporting requirements in the three preceding paragraphs shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund.

           5. REVIEW OF REPORTS. The Compliance Officer shall review and maintain each Access Person's reports filed pursuant to Sections 2.D.1 and .2 of this Code and brokerage statements filed pursuant to Section 2.D.3 of this Code.

           6. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code will generally be maintained in a secure and confidential manner, but may be made available (without notice to Access Person) for inspection to the directors, trustees or equivalent persons of each GMO Entity employing the Access Person, the Board of Trustees of each GMO Fund, the Conflicts of Interest Committee, the Compliance Department, the Compliance Officer, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, any state securities commission, and any attorney or agent of the foregoing or of the GMO Funds.

III. FIDUCIARY DUTIES

     A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds and Accounts, except to persons whose responsibilities require knowledge of such information.

     B.    GIFTS. The following provisions on gifts apply to all Access Persons.

           1. ACCEPTING GIFTS. On occasion, because of their affiliation with the Funds or Accounts, Access Persons may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with any GMO Entity. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of the GMO Funds and the GMO Entities. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

                 If an Access Person receives any gift that might be prohibited under this Code, the Access Person must inform the Compliance Department.

           2. SOLICITATION OF GIFTS. Access Persons may not solicit gifts or gratuities.

     C. SERVICE AS A DIRECTOR. Pursuant to the provisions of Section 2.D.1 of this Code, Access Persons must report any service as a director of a publicly-held company (other than the GMO Entities, their affiliates, and the Funds). The Compliance Department shall review at the outset and from time-to-time the appropriateness of such service in light of the objectives of this Code. The Compliance Department may in certain cases determine that such service is inconsistent with these objectives; and it may in others require that the affected Access Person be isolated, through a "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the person sits.

IV.  COMPLIANCE WITH THIS CODE OF ETHICS

     A.    CONFLICTS OF INTEREST COMMITTEE

           1. MEMBERSHIP, VOTING AND QUORUM. The Conflicts of Interest Committee shall initially consist of Scott Eston, Forrest Berkley and Bill Royer. The Conflicts of Interest Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee.

           2. INVESTIGATING VIOLATIONS OF THE CODE. The Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Conflicts of Interest Committee. The Conflicts of Interest Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code will be reported to the Boards of Trustees of the GMO Funds no less frequently than each quarterly meeting.

           3. ANNUAL REPORTS. The Conflicts of Interest Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will provide a written report to the Board of Trustees of each GMO
                 Fund:

                 a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

                 b. Identifying material issues under this Code since the last report to the Board of Trustees of the GMO Funds, including, but not limited to, any material violations of the Code or sanctions imposed in response to material violations or pattern of non-material violation or sanctions;

                 c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

                 d. Certifying to the Boards of Trustees of the GMO Funds that the applicable GMO Entities have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

           4. REVIEW OF DENIED TRADES. The process and standards for Conflicts of Interest Committee review of denied trades is set forth in Section 3 of the Procedures and Appendix A thereto.

     B.    REMEDIES

           1. SANCTIONS. If the Conflicts of Interest Committee determines that an Access Person has committed a violation of the Code, the Conflicts of Interest Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Conflicts of Interest Committee also may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. In such cases, the amount of profit shall be calculated by the Conflicts of Interest Committee and shall be forwarded to a charitable organization selected by the Conflicts of Interest Committee. No member of the Conflicts of Interest Committee may review his or her own transaction.

           2. REVIEW. Whenever the Conflicts of Interest Committee determines that an Access Person has committed a violation of this Code that merits remedial action, it will report no less frequently than quarterly to the Boards of Trustees of the applicable GMO Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Trustees of the GMO Funds may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by the Conflicts of Interest Committee in relation to the case. The Conflicts of Interest Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Trustees.

           3. REVIEW OF PRE-CLEARANCE DECISIONS. Upon written request by any Access Person, the Conflicts of Interest Committee may review, and, if applicable, reverse any request for pre-clearance denied by the Compliance Department (or a designee).

     C. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, the Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported by the Compliance Department as soon as practicable to the Conflicts of Interest Committee and to the Boards of Trustees of the GMO Funds at their next regularly scheduled meeting after the exception is granted.

     D. COMPLIANCE CERTIFICATION. At least once a year, all Access Persons will be required to certify that they have read, understand and complied with the Code and the Procedures.

     E. INQUIRIES REGARDING THE CODE. The Compliance Department will answer any questions about this Code, the Procedures or any other compliance-related matters.

V.   BOARDS OF TRUSTEES APPROVALS

     A. APPROVAL OF CODE. The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve the Code based upon a determination that it contains the provisions reasonably necessary to prevent Access Persons from engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

     B. AMENDMENTS TO CODE. The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve any material amendment to the Code or the Procedures within six months of such change.

APPENDIX 1: DEFINITIONS

"ACCESS PERSON" means:

     (1) every trustee, officer, or member of Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australia Ltd., GMO Australasia LLC, GMO Europe Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, Renewable Resources LLC, or any of the GMO Funds;

     (2) every employee or on-site consultant of a GMO Entity (or a company in a control relationship with any of the foregoing) who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund or an Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

     (3) every natural person in a control relationship with a GMO Entity or a GMO Fund who obtains information concerning recommendations made to a Fund or an Account with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

     (4) such other persons as the Legal and Compliance Department shall designate. Initially, the Compliance Department has designated all employees and on-site consultants of GMO Entities and all members of Grantham, Mayo, Van Otterloo & Co. LLC as Access Persons.

     Any uncertainty as to whether an individual is an Access person should be brought to the attention of the Compliance Department, which will make the determination in all cases.

"BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

"CODE" means this Code of Ethics, as amended.

"COMPLIANCE DEPARTMENT" means the Legal and Compliance Department of Grantham,
     Mayo, Van Otterloo & Co. LLC. Communications received under this Code to be directed to the Compliance Department in the first instance should be directed to the Compliance Officer.

"COMPLIANCE OFFICER" means the Compliance Officer of Grantham, Mayo, Van
     Otterloo & Co. LLC.

"DISCRETIONARY ACCOUNT" is an account for which the access person has no authority to make investment decisions with respect to the assets in the account. These accounts must first be approved by the Compliance Department. The access person is also responsible for arranging a quarterly certification letter from the third party manager stating that the individual in question has not influenced the discretionary manager's decisions during the period in question.

"GMO ACTIVE PORTFOLIO" means any Fund or Account that is managed by application of traditional (rather than quantitative) investment techniques, which includes International Active, Domestic Active, Emerging Markets and Global Equities.

"GMO ACCOUNT" AND "ACCOUNT" mean any investments managed for a U.S. based client by a GMO entity, including private investment accounts, ERISA pools and unregistered pooled investment vehicles.

"GMO ENTITY" means Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australia Ltd.,
     GMO Australasia LLC, GMO Europe Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, or Renewable Resources LLC.

"EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security.

"GMO FUND" and "FUND" mean an investment company registered under the 1940 Act
     (or a portfolio or series thereof, as the case may be), including GMO Trust, for which any of the GMO Entities serves as an adviser or sub-adviser.

"IMMEDIATE FAMILY" of an Access Person means any of an Access Person's spouse and minor children who reside in the same household. Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this Code is intended to prevent. The Compliance Department may from time-to-time circulate such expanded definitions of this term as it deems appropriate.

"PROCEDURES" means the Master Personal Trading Policies and Procedures of
     Grantham, Mayo, Van Otterloo & Co. LLC, from time-to-time in effect and attached hereto as Appendix 2.

"SEC" means the Securities and Exchange Commission.

"SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

"SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest. A donation of securities to a charity is considered a Securities Transaction.

Revised:   February 17, 2000
           June 1, 2000
           January 1, 2001
           August 1, 2001
           March 1, 2002
           March 11, 2003

         VI. APPENDIX 2: MASTER PERSONAL TRADING POLICIES AND PROCEDURES

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALIA LTD.
                                GMO AUSTRALIA LLC
                              GMO SWITZERLAND GMBH
                                GMO WOOLLEY LTD.
                             RENEWABLE RESOURCES LLC

                              DATED MARCH 11, 2003

     The Investment Company Act of 1940 provides that every investment adviser must adopt a written Code of Ethics containing provisions reasonably necessary to prevent persons with access to knowledge of any client activities from engaging in trading that is fraudulent or manipulative. Further, investment advisers are obligated to use reasonable diligence and to institute procedures reasonably necessary to prevent violations of the Code. Fraudulent or manipulative practices are defined very broadly, but over time the SEC's focus has been on three concerns: 1) front running, 2) usurping client opportunities and 3) profiting or taking advantage of opportunities that are presented solely as a result of the adviser's business for clients. These Policies and Procedures are intended to summarize in readily understandable form and implement the personal trading policies established by the Code. Persons subject to the provisions of the Code are also required to read the Code and certify to the same. It should be noted that the Code contains certain other provisions with respect to standards of ethical conduct in addition to those specifically relating to personal trading.

     Fraudulent or deceptive trading (as so defined) is unlawful regardless of whether a client can demonstrate harm. Further, GMO can be sanctioned for not having sufficient procedures, even if no violations occur. Therefore, it is important that these procedures be taken seriously. Failure to adhere to the procedures will result in disciplinary sanction.

1.   WHAT IS SUBJECT TO DISCLOSURE UPON COMMENCEMENT OF EMPLOYMENT AND ANNUALLY?

     - COVERED ACCOUNTS: Identification of all persons, entities and accounts which you, your spouse or minor children own, or over which you exercise control or substantially influence investment decisions ("Covered Accounts").

     - DISCRETIONARY ADVISORS: The name(s) of any discretionary advisors that manage Covered Accounts on your behalf.

     - BROKERAGE RELATIONSHIPS: Identification and contact information for all brokerage and other investment transaction accounts used by any Covered Account.

     - CORPORATE OR OTHER DIRECTORSHIPS/OFFICERS POSITIONS: You must disclose all corporate or other directorships or officer positions held by you.

     - HOLDINGS: Any ownership of covered securities (excluding shares of open-end mutual funds).

     NOTE:  See ANNUAL HOLDINGS REPORT and BENEFICIAL OWNERSHIP REPORTING FORM

2.   WHO AND WHAT IS SUBJECT TO PRE-CLEARANCE AND REPORTING?

     - Purchasing, selling or writing securities (domestic and international), financial commodities or other investment instruments of any kind that are traded in any public or private market must be pre-cleared, unless specifically exempted below.

     - All members, employees and on-site consultants of GMO, GMO Australia Ltd., GMO Australia LLC, GMO Switzerland GmbH, GMO Woolley Ltd. and Renewable Resources LLC and all other persons meeting the definition of "Access Persons" in the Code are subject to those rules. Any questions in this regard should be immediately directed to the Compliance Department. The term "employee" is used herein to refer to all persons described in this paragraph.

     - Any account owned by an employee, employee's spouse and minor children, and any other account for which an employee controls, or substantially influences the investment decisions ("Covered Accounts").

     - Discretionary Accounts (when an employee has hired another adviser to manage any Covered Account on a discretionary basis) are also subject to pre-clearance reporting unless the Compliance Department has approved other arrangements in advance.

3.   WHAT IS THE PROCESS FOR REVIEW OF DENIED TRADES?

     CONFLICTS OF INTEREST COMMITTEE. A Conflicts of Interest Committee, composed of Scott Eston, Forrest Berkley and Bill Royer, has been established to examine situations where an employee would like to seek exception to pre-clearance denial. The Conflicts of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any employee who would like to bring a request before this Committee should submit a request to the PERSONAL TRADING REQUEST MAILBOX.

4.   WHAT IS EXEMPT FROM PRE-CLEARANCE AND REPORTING?

     - Open-end mutual funds and other open-end investment vehicles, including any of GMO's pooled vehicles
     -     Money market-like instruments
     - Commercial paper and high quality short-term debt instruments(4), including repurchase agreements
     -     U.S. Government Securities or futures thereon
     -     Trading in spot currencies
     -     Currency Forward Contracts
     - Commodities and options and futures on commodities (NOTE: financial commodity contracts ARE subject to pre-clearance and reporting)
     -     Certain Corporate Actions (see Section II(c)(1)(a))
     -     Exercise of Rights Offerings
     -     Dividend Investment Programs
     -     Miscellaneous (see Section II(c)(1)(b))

----------
(4) High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

5.   WHAT IS EXEMPT FROM PRE-CLEARANCE BUT SUBJECT TO REPORTING?

     - Charity/Gifts. The practice of donating securities to charity is subject to quarterly transaction reporting and annual holdings disclosure.

     - Futures and Related Options on commercially available broad based indexes.

     -     Municipal Bonds

     -     NASDAQ 100 Index Shares (QQQ)

     -     S&P Depository Receipts (SPY)

     -     Exchange Traded Funds (ETF)

     - Any discretionary accounts (i) that have been approved by the Compliance Department in advance, and (ii) for which employees arranged for quarterly certification from outsider manager stating that the individual (employee/spouse and/or minor children/account which employee controls) has not influenced the discretionary manager's decisions during the period in question.

     - EXEMPTION FOR DE MINIMUS PURCHASES AND SALES OF LARGE MARKET CAP STOCKS (DOES NOT INCLUDE IP0s): Purchases or sales of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion as of the date of such purchases or sales. If an employee has any question as to whether a transaction qualifies for this exemption, the question should be directed to the Compliance Department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security and the source of such information on your quarterly transaction report. You may utilize this exemption once per security during a pre-clearance period. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-day pre-clearance window.

6.   HOW TO REQUEST PRE-CLEARANCE

     A Quick Reference Guide to the procedures is set forth in Appendix A. Employees must send all trade requests via the FILE A PTAF link at http://gmo.starcompliance.com. GMO Compliance strongly recommends that you input ALL trades for approval, regardless of exemption status. This will shift the responsibility of interpreting the code to the system rather than the access person. Based on the trade requests that you input, your quarterly transaction and annual holdings reports will automatically populate. If you submit all trades for pre-clearance (regardless of pre-clearance subjectivity), your form will be completed by the system.

     Generally, requests to buy or sell a security will be denied if any GMO client or product (a) has purchased or sold that security within 3 calendar days prior to the date of the request or (b) is considering the security for purchase or sale within 15 days after the date of the request. Requests to sell a security short will be denied for the same reasons and also if the security is owned by any of GMO's Active Portfolios.

7.   QUARTERLY REPORTING

     All members, employees and on-site consultants will receive an email at each quarter-end with a link to the QUARTERLY TRANSACTION Report on which they are required to report all trades effected during the quarter. Forms are to be submitted within 10 calendar days of quarter-end. EMPLOYEES WHO DO NOT HAVE ANY TRADING ACTIVITY TO REPORT FOR THE GIVEN QUARTER ARE STILL REQUIRED TO SUBMIT THE REPORT INDICATING SUCH.

See APPENDIX A "QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING" AND APPENDIX B "QUARTERLY TRANSACTION REPORT".

8.   SPECIAL RULES FOR CERTAIN INVESTMENT PRACTICES

     - INITIAL PUBLIC OFFERINGS - Prohibited unless compliance officer determines, based upon information provided with a pre-clearance request, that an offering is accessible to general investing public. Determination of public accessibility qualifies for the Conflicts of Interest Committee.

     - PRIVATE PLACEMENTS - Prohibited, but qualify for review by the Conflicts of Interest Committee.

     -     OPTIONS ON SECURITIES
                 PURCHASING OPTIONS:
                 - If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S. Government securities would be exempt from pre-clearance and reporting).

                 - The exercise of a purchased option must also be pre-cleared and reported, unless the option is expiring.

                 - Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

                 WRITING OPTIONS:
                 - If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the practice of writing of an option on such security.

                 - The exercise of a written option (by the other party) need not be pre-cleared or reported.

                 - Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

     The following transactions with respect to options implicate the Short-Term Profiting provision set forth below.

                 PURCHASING A CALL
                 - Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

                 - Selling the underlying security within 60 days from the date the option was purchased.

                 - Selling a put on the underlying security within 60 days from the date the option was purchased.(5)

                 - Writing a call on the underlying security within 60 days from the date the option was purchased.(2)

                 PURCHASING A PUT
                 - Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

                 - Buying the underlying security within 60 days from the date the option was purchased.

                 - Selling a call on the underlying security within 60 days from the date the option was purchased.(2)

                 - Writing a put on the underlying security within 60 days from the date the option was purchased.(2)

                 WRITING A CALL
                 - Purchasing a call on the underlying security within 60 days from the date the option was sold.(2)

                 - Buying the underlying security within 60 days from the date the option was sold.

                 - Selling a put on the underlying security with 60 days from the date the option was sold.(2)

                 WRITING A PUT
                 - Purchasing a put on the underlying security within 60 days from the date the option was sold.(2)

                 - Selling the underlying security within 60 days from the date the option was sold.

                 - Selling a call on the underlying security with 60 days from the date the option was sold.(2)

     - SHORT-TERM PROFITING - All employees are prohibited from profiting from the purchase and sale or sale and purchase of the same or equivalent securities within 60 calendar days. If an employee engages in this practice, any profits earned shall be surrendered to charity, to be approved by the Conflicts of Interest Committee. The following securities are not subject to this prohibition:

                 -     Mutual Funds;

                 -     U.S. Government Securities;

                 -     Money Market Instruments;

                 -     Currencies and Forward Contracts thereon;

----------
(5) Portion of the profits that were locked in as a result of the transaction will be forfeited.

                 -     Commodities and options and futures on commodities;

                 -     Securities acquire through the exercise of Rights
                       Offerings;

                 -     Municipal Bonds;

                 -     NASDAQ 100 Index Shares (QQQ); and

                 -     S&P Depository Receipts (SPY);

     - SHORT SELLING OF SECURITIES - All employees are prohibited from the practice of short selling securities that are held in Active Portfolios (International Active, Domestic Active, Emerging Markets and Global Equities). This prohibition does not extend to the activity of shorting futures that are traded on commercially available broad-based indexes. Employees are also prohibited from short selling securities that are owned by accounts within their own area, even if their area is quantitatively (and not "actively") managed. The Compliance Department will review holdings upon a short sale pre-clearance request to determine whether an Active Portfolio holds the security and whether an account managed by the employee's area holds the security.

     - INSIDER TRADING, MARKET MANIPULATION, ETC. - Transactions involving the use of material non-public information; that are intended to manipulate the price of or to create the appearance of trading in a security; or that are otherwise designated by the Compliance Department as inappropriate are prohibited and do not qualify for the Conflicts of Interest Committee.

9.   BROKERAGE STATEMENTS

     All employees are required to disclose to the Compliance Department all their brokerage accounts and relationships and to require such brokers to forward copies of confirmations of account transactions. If the brokers utilize electronic confirmation feeds, than you are required to coordinate with the Compliance Department to ensure that this feed is activated.

10.   VIOLATIONS

     Violation of these policies can result in sanctions ranging from reprimand, disgorgement of profits, suspension of trading privileges and termination of employment or relationship with GMO.

11.  ANNUAL AFFIRMATION AND ATTESTATION

     On an annual basis, all employees will be required to certify that they have read, understand and complied with the above policies and procedures.

Revised:   February 17, 2000
           June 1, 2000
           January 1, 2001
           August 1, 2001
           March 1, 2002
           March 11, 2003

     APPENDIX A: QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING

WHO AND WHAT IS SUBJECT TO PRE-CLEARANCE AND REPORTING?

-> PURCHASING, SELLING OR WRITING SECURITIES (DOMESTIC AND FOREIGN), FINANCIAL COMMODITIES OR OTHER INVESTMENT INSTRUMENTS OF ANY KIND THAT ARE TRADED IN ANY PUBLIC OR PRIVATE MARKET MUST BE PRE-CLEARED, UNLESS SPECIFICALLY EXEMPTED BELOW.

-> CHARITY/GIFTS the practice of donating securities to charity is also subject to pre-clearance and quarteRLY reporting.

-> ALL MEMBERS, EMPLOYEES AND ON-SITE CONSULTANTS of GMO, GMO Australia Ltd., GMO Australia LLC, GMO Australasia LLC, GMO Europe Ltd., GMO Singapore PTE Ltd., GMO Switzerland GmbH, Renewable Resources LLC and certain other related persons are subject to these rules.

-> ANY ACCOUNT owned by an employee, employee's spouse and minor children, and any other account for which an emploYEE controls, or substantially influences the investment decisions ("Covered Accounts").

-> DISCRETIONARY ACCOUNTS (when an employee has hired another adviser to manage any Covered Account on a discretionARY basis) are also subject to pre-clearance and reporting unless other arrangements have been approved in advance by the legal department.

WHAT IS EXEMPT FROM PRE-CLEARANCE AND QUARTERLY REPORTING?

-> Open-end mutual funds and other open-end investment vehicles, including any of GMO's pooled vehicles
->   Money market-like instrument
->   U.S. Government Securities or futures thereon
->   Trading in spot currencies
->   Currency Forward Contracts
->   Commodities and options and futures on commodities

(Note: financial commodity contracts are subject to pre-clearance and reporting)
->   Mergers
->   Tender Offers
->   Exercise of Rights Offerings
->   Dividend Investment Programs
->   Transactions designated by the Conflict of Interest Committee

WHAT IS EXEMPT FROM PRE-CLEARANCE BUT SUBJECT TO QUARTERLY REPORTING?

->   Futures and Related Options on commercially available broad based indexes

-> Any discretionary accounts (i) that have been approved by the legal department in advance, and (ii) for whICH employee has arranged for quarterly certification from outsider manager stating that the individual (employee/spouse and/or minor children/account which employee controls) has not influenced the discretionary manager's decisions during the period in question.

-> EXEMPTION FOR DE MINIMUS PURCHASES AND SALES OF LARGE MARKET CAP STOCKS (DOES NOT INCLUDE IP0s): Purchases OR sales of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion. If an employee has any question as to whether a transaction qualifies for this exemption, the question should be directed to the legal department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security and the source of such information on your quarterly transaction report. You may utilize this exemption once per security during a pre-clearance period. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-day pre-clearance window.

->   Municipal Bonds

->   S&P Deposity Receipts

->   Nasdaq 100 Index Shares

->   Exchange Traded Funds

BASIC RULE

-> Other than as exempted above, all trades must be cleared through the legal department.

HOW TO REQUEST PRE-CLEARANCE

1) Login to http://gmo.starcompliance.com (contact the Compliance Department if you need assistance with your login credentials). Click on FILE A PTAF. Select the EXCHANGE that the security is traded on, the BROKERAGE ACCOUNT that you wish to trade from and the TRADE REQUEST TYPE. Click NEXT. Select the security that you would like to trade. Fill out the form with all pertinent information and click SUBMIT.

2) The Compliance Department will seek approval from each trading area that may have interest in the security(ies). All requests are dealt with on an anonymous basis.

3) You will be notified via email as soon as possible whether approval was obtained or denied.

4) If your proposed trade was denied, under no circumstance should you effect the trade.

5) If your proposed trade has been approved, you have five business days to effect such trade. If you do not trade within 5 business days of the issuance of pre-clearance, you must request pre-clearance again.

6) In some cases, a request may be denied for a reason that is confidential. An explanation is not required to be given for refusing any request.

WHAT IS THE PROCESS FOR REVIEW OF DENIED TRADES?

1) CONFLICT OF INTEREST COMMITTEE. A Conflict of Interest Committee, composed of Scott Eston, Forrest Berkley and Bill Royer, has been established to examine situations where an employee would like to seek exception to pre-clearance denial.

     The Conflict of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any employee who would like to bring a request before this Committee should submit a request to the PERSONAL TRADING REQUEST mailbox.

  THERE IS NO GUARANTEE THAT PRE-CLEARANCE WILL BE OBTAINED. THIS MAY MEAN THAT YOU WILL NOT BE ABLE TO SELL A SECURITY YOU OWN OR PURCHASE FOR AN INDEFINITE
                                 PERIOD OF TIME.

                    APPENDIX B: QUARTERLY TRANSACTION REPORT

As it appears via http://gmo.starcompliance.com:

     FILE QUARTERLY TRANSACTIONS REPORT

              QUARTERLY TRANSACTIONS REPORT for 4TH QUARTER OF 2003
                            ACCESS PERSON: Test User
                        START: 10/1/2003 END: 12/31/2003

            YOU HAVE NO EXECUTED TRANSACTIONS IN 4TH QUARTER OF 2003.


                                    ADD TRADE

     By submitting this form, I hereby certify that these are the only transactions in Covered Securities made during the calendar quarter indicated above in which I had any direct or indirect beneficial ownership, and that accounts listed above are the ONLY accounts in which securities (including securities that are not considered Covered Securities) were held during the quarter for my direct or indirect benefit. Nothing in this report will be construed as an admission that I have a direct or indirect beneficial ownership in any of the Covered Securities listed above.

     PLEASE TYPE IN YOUR NAME AS EVIDENCE OF YOUR SIGNATURE:

     -------------------

                         SUBMIT TO COMPLIANCE DEPARTMENT


                                                         Logged In As: Test User

Use of this website, end the terms and conditions of the sale of any goods of services, is governed by the Terms of Service. By using the website, you acknowledge that you have read the TERMS OF SERVICE and agree to be bound by them. Copyright @ 2000 - 2003 Epstein & Associates, Inc. All rights reserved.

                           APPENDIX C: CONTACT PERSONS

COMPLIANCE ISSUES                                CONFLICTS OF INTEREST COMMITTEE

Julie Perniola                                   Forrest Berkley

Kelly Donovan                                    Scott Eston

Kelly Butler-Stark                               Bill Royer

NOTE: All requests for the Conflicts of Interest Committee should be submitted to the Compliance mailbox (compliance@gmo.com).

                       APPENDIX D: ANNUAL HOLDINGS REPORT

As it appears via http://gmo.starcompliance.com:

     FILE ANNUAL HOLDINGS REPORT

                             ANNUAL HOLDINGS REPORT
                                 Year: 2002
                                Name: User, Test
                                Group: Legal
                                 EMail: Kelly_butlen@gmo.com
                                Phone: 617-330-7500


                          THERE IS NO HOLDINGS IN 2002

                                ADD NEW HOLDINGS

          By submitting this form, I hereby certify that these are the only Covered Securities in which I had any direct or indirect beneficial ownership as of December 31, 2002. Nothing in this report will be construed as an admission that I have any direct or indirect beneficial ownership interest in any of the Covered Securities or accounts listed above.

          PLEASE TYPE IN YOUR NAME AS EVIDENCE OF YOUR SIGNATURE:

          --------------------

                         SUBMIT TO COMPLIANCE DEPARTMENT


                                                         Logged In As: Test User

Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using the website, you acknowledge that you have read the TERMS OF SERVICE and agree to be bound by them. Copyright @ 2000-2003 Epstein & Associates, Inc. All rights reserved.

                 APPENDIX E: BENEFICIAL OWNERSHIP REPORTING FORM

As it appears via http://gmo.starcompliance.com:

     FILE BENEFICIAL OWNERSHIP REPORTING FORM

                           BENEFICIAL OWNERSHIP REPORT
                            ACCESS PERSON: Test User2
                                  GROUP: Legal


     PLEASE ANSWER THE FOLLOWING QUESTIONS:

     1. Are you currently a member of GMO LLC?                / / Yes     / / No
     2. Are you currently an officer or trustee of
     GMO Trust?                                               / / Yes     / / No
     3. Are you currently an officer or director of a
     non-GMO company?                                         / / Yes     / / No
     4. If you are a NON-MEMBER, do you currently own
     a percentage in a company that is greater than 5%?       / / Yes     / / No
     5. If you are a MEMBER, do you currently own a
     percentage in a company that is greater than 5%?         / / Yes     / / No

     If you answered yes to any of those questions, please add the company information by clicking on the link below.


                                ADD COMPANY INFO


     By submitting this form, I hereby certify that these are the only Covered Companies in which I had any direct or indirect beneficial ownership as of Wednesday, March 12, 2003. Once submitted to the Compliance Department, the report is final.

     SIGNATURE:                                           DATE: 3/12/2003
               ----------------------


                          SUBMIT TO COMPLIANCE OFFICERS


                                                        Logged In As: Test User2

Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using the website, you acknowledge that you have read the TERMS OF SERVICE and agree to be bound by them. Copyright @ 2000-2003 Epstein & Associates, Inc. All rights reserved.

                             APPENDIX F: FILE A PTAF

As it appears via http://gmo.starcompliance.com:

     File a PTAF

            BROKERAGE ACCOUNT:                Beaf, Steams & Co.. - 922-54836

            SECURITY TYPE:                    Common Stock
            SECURITY NAME:                    BROADCOM CORP-CLACOM
            TICKET SYMBOL:                    BRCM
            IDENTIFIER:                       US111320107
            ACTION:                           / / Buy   / / Sell
            IS THIS A LIMITED OFFERING:       / / Yes   /X/ No
            IS THIS AN INITIAL PUBLIC         / / Yes   /X/ No
            OFFERING:

            (PLEASE DO NOT ENTER ANY SYMBOLS (i.e. "$", ",") INTO THE FOLLOWING NUMBER FIELDS. )
            NUMBER OF SHARES:   ___________
            PRICES PER SHARE:   ___________
            TOTAL AMOUNT:       ___________

            IS THE MARKET CAP OVER 50000
            MILLION?:                         / /
            IF YES, VALUE:                    ___________ million

            INDEX:
            LEAVE BLANK IF INDEX NOT IN THE LIST  ___________
            THIS SECURITY IS CLASSIFIED AS:
            LEAVE BLANK IF INDEX NOT IN THE LIST  ___________

            ACCESS PERSON OFFICE
            LOCATION:                         Boston, MA

            ON BEHALF OF SOMEONE OTHER
            THAN YOURSELF:                    / / Yes   /X/ No

            IF SO, WHO:         ___________

            I ALSO CERTIFY THAT I AM UNAWARE OF ANY RECENT PURCHASES AND SALES OF THIS SECURITY IN ANY CLIENT ACCOUNT.

            PLEASE TYPE IN YOUR INITIAL BELOW AS EVIDENCE OF YOUR SIGNATURE

            -----------------------

                                     SUBMIT

                                                         Logged In As: Test User

Use of this website, and the terms and conditions of the sale of any goods of services, is governed by the Terms of Service. By using the website, you acknowledge that you have read the TERMS OF SERVICE and agree to be bound by them. Copyright @ 2000-2003 Epstein & Associates, Inc. All rights reserved.

                  APPENDIX G: ANNUAL CERTIFICATE OF COMPLIANCE

As it appears via http://gmo.starcompliance.com:

     FILE ANNUAL CERTIFICATE OF COMPLIANCE

                 CODE OF ETHICS ANNUAL CERTIFICATE OF COMPLIANCE
                                   YEAR: 2003
                            ACCESS PERSON :Test User

This is to certify that I have reviewed the Code of Ethics ("Code") of the entries listed above and that I understand its terms and requirements. I hereby certify that

     - I have complied with the Code during the course of my association with the entries listed above:

     -  I will continue to comply with the Code in the future:

     - I will promptly report to a Compliance Officer any violation or possible violation of the Code of which I become aware, and

     - I understand that a violation of the code may be grounds for disciplinary action or termination of my employment and may also be a violation of federal state securities laws.

SIGNATURE:                                                    DATE: 1/28/2003
          -------------------------

                         SUBMIT TO COMPLIANCE DEPARTMENT


                                                         Logged In As: Test User


Use of this website, and the terms and conditions of the sale of any goods of services, is governed by the Terms of Service. By using the website, you acknowledge that you have read the TERMS OF SERVICE and agree to be bound by them. Copyright @ 2000-2003 Epstein & Associates, Inc. All rights reserved.

        APPENDIX H: FORM LETTER TO BROKER, DEALER OR BANK ("407" LETTER)

                                     /Date/

/Broker Name and Address/

     Subject: Account #____________

Dear _______________:

     Grantham, Mayo, Van Otterloo & Co. LLC ("GMO"), my employer, is a registered investment adviser. In connection with GMO's Code of Ethics, I would like to request duplicate confirmations for all SECURITIES transactions on the above-referenced account. In the event that your firm utilizes electronic duplicate confirmation feeds, please contact our Compliance Department at
(617) 330-7500 to set this up. Otherwise, duplicate confirms may be forwarded to the following address:

                         Compliance: Personal Trades
                         GMO LLC
                         40 Rowes Wharf
                         Boston, MA  02110

     Your cooperation is most appreciated. If you have any questions regarding this request, please contact me at (617) 330-7500.

                                                         Sincerely,


                                                         /Name of Access Person/

Cc: Compliance Department

                     UK CODE OF ETHICS SUPPLEMENT JUNE 2002

In order to comply with the FSA's personal account dealing rules and to allow for certain UK specific investment practices, this UK Supplement has been issued to all GMOW staff as a supplement to the GMO Code of Ethics policy. In the event of a conflict between the Code of Ethics policy and the UK Supplement, the UK Supplement shall govern.

1.   APPLICATION OF THE CODE TO COVERED ACCOUNTS

     The Code of Ethics and the UK Supplement apply to all GMOW employees, on-site consultants and "Covered Accounts". A "Covered Account" includes the employee's spouse and minor children and any person to whom the employee, in his or her personal capacity, gives share recommendations including, a relative, co-habitee, business partner or friend. GMO presumes that an employee exercises control or influence over a spouse's or minor child's personal account transactions and therefore any such transactions must comply with the Code of Ethics. All transactions by a Covered Account must be reported by the employee concerned.

2.   SPECIAL RULES FOR CERTAIN INVESTMENTS AND INVESTMENT PRACTICES

     - UK GILTS: Transactions in UK Gilts are not subject to pre-clearance but must be reported quarterly.

     - PEP's AND ISA's: Any proposed transaction for a PEP or ISA account must be pre-cleared unless an available exemption exists.

     - DE MINIMIS PURCHASES AND SALES OF FOOTSIE 100 STOCKS: Employees may purchase or sell up to a maximum of (pound)15,000 of any FOOTSIE 100 stock once, within a five business day period without obtaINIng pre-clearance. All such transactions are subject to quarterly reporting.

     - INVESTMENT TRUSTS: Purchases and sales of investment trusts which hold predominantly UK equities are not subject to pre-clearance but are subject to quarterly reporting. Pre-clearance will be required for transactions in investment trusts holding non-UK stocks as such trusts may be purchased for client accounts from time to time.

     - TRADES FOR ACCOUNTS MANAGED BY AN OUTSIDE DISCRETIONARY MANAGER must be pre-cleared unless the Compliance Department has waived the pre-clearance obligation and the employee has arranged for quarterly certification from the outside manager stating that the individual or covered account has not influenced the discretionary manager's decisions during the period in question. A form letter requesting such quarterly certification may be obtained from the Compliance Department.

3.   GENERAL EXEMPTIONS

     The restrictions do not extend to:

     (a) any transaction by you in an authorised unit trust, a regulated collective investment scheme or a life assurance policy (including a pension); or

     (b) any discretionary transaction entered into without consultation with you, where the discretionary account is not held with the firm.

4.   PERSONAL ACCOUNT PROCEDURES

     All trades subject to pre-clearance must be pre-cleared through the Compliance Department. To request pre-clearance, you must use a Personal Account Trade Sheet, which can be obtained from the Compliance Department. For all UK stocks above the de minimus amount, the Compliance Department will seek approval from the appropriate GMOW fund manager. If the proposed personal account transaction is in a non-UK security and not subject to a de minimus U.S. large cap stock GMO exemption, the Compliance Department will ALSO seek approval through GMO's Compliance Department. Please note that there is a 3 business day blackout period AFTER a trade has been executed, before a personal account trade may be executed. If your proposed trade is approved, you will have 5 business days in which to issue your instruction to trade. If you do not trade within 5 business days, you must seek pre-clearance again. If your proposed trade is denied, you may not trade.

     You must arrange for copies or duplicate confirmations or contract notes to be sent for the attention of the Compliance Department in respect of all personal account transactions which are subject to quarterly reporting. These include de minimus trades, UK Gilt transactions, discretionary trades and PEP/ISA account trades. Trades which are not subject to quarterly reporting are identified in the GMO Code of Ethics and include for example, trades in unit trusts, money market instruments and currencies. A form letter requesting copies of confirmations to be sent to GMOW may be obtained from the Compliance Department.

5.   REPORTING OF TRANSACTIONS

     GMOW and GMO must keep a record of all personal account transactions executed by GMOW staff. Accordingly, you will be required to complete a quarterly report of personal trades form at the end of each quarter and an annual holdings disclosure at the end of September.

     The quarterly forms must be completed within 10 calendar days of the last day of each quarter and returned to the Compliance Department. The annual return must be completed by the end of September and returned to the Compliance Department.

6.   PERSONAL BENEFITS (INDUCEMENTS)

     You must not accept from any person any benefit or inducement which is likely to conflict with your duties to GMOW or any of GMOW's clients. For the detailed rules, see section 9.2 of the Compliance and Procedures Manual. If you have any questions regarding personal benefits and inducements you should consult the Compliance Department.

7.   COUNSELLING AND PROCURING

     If the Code of Ethics provisions preclude you from entering into any transaction, you cannot:

          (a) advise or cause any other person to enter into such a transaction; or

          (b) communicate any information or opinion to any other person, if you know, or have reason to believe, that the other person will as a result enter into such a transaction or cause or advise someone else to do so.

               This does not apply to actions that you take in the course of your employment with us. For example, the fact that you are yourself prohibited from dealing in a certain stock as a result of one of the provisions above does not necessarily mean that you are precluded from dealing for the client's account, subject to the insider dealing legislation summarised in 8 below.

8.   SUMMARY OF INSIDER DEALING LEGISLATION

     The UK insider dealing provisions contained in part V of the Criminal Justice Act 1993 (the "Act") are complex, and if you would like fuller details or are in any doubt whether a particular transaction would be prohibited, you should consult the Compliance Department.

     The Act applies to all securities traded on a regulated market (which currently includes all EC stock exchanges, LIFFE, OMLX and NASDAQ) and to warrants and derivatives (including index options and futures) relating to these securities even if these warrants and derivatives are only "over the counter" or otherwise not publicly traded.

     In broad terms, and subject to the exemptions provided by the Act, the Act makes it a criminal offence, with a maximum penalty of seven years imprisonment and an unlimited fine, for an individual who has non-public information to deal in price-affected securities (including warrants or derivatives relating to them) on a regulated market; or deal with or through a professional intermediary; or by acting himself as a professional intermediary. Securities are "price-affected" if the inside information, if made public, would be likely to have a significant effect on the price of the securities. This applies to all companies' securities affected by the information, whether directly or indirectly (for example, competitors of a company about to bring out a new product).

     The Act applies whether you deal as part of your employment or on your own account. It also applies to information which you obtain directly or indirectly from an insider whether or not in the course of your employment (for example, by social contacts).

     (1) If you are precluded from dealing, normally you are also prohibited from dealing on behalf of the firm or a client (except perhaps on an unsolicited basis);

     (2) Procuring or encouraging another person to deal in the price-affected securities (whether or not the other person knows they are price-affected); and

     (3) Passing the inside information to another person other than in the proper performance of your employment.

     It is possible for a transaction which involves insider dealing to constitute an offence otherwise than under the insider dealing provisions of the Criminal Justice Act. In particular, under section 118 of the Financial Services and Markets Act 2000 a person who "dishonestly conceals any material facts" is guilty of an offence if he does so for the purpose of inducing, or is reckless as to whether it may induce, another person (whether or not the person from whom the facts are concealed) to buy or sell an investment, or to refrain from buying or selling and investment. This offence could well be committed by a person who conceals price sensitive information from a counterparty to induce him to deal, if the concealment is dishonest.

UNDERTAKING

To: GMO WOOLLEY LIMITED


I hereby acknowledge receipt of the Code of Ethics and Master Personal Trading Policies and Procedures of Grantham, Mayo, Van Otterloo & Co LLC and the UK Code of Ethics Supplement (together the "Code of Ethics"). I certify that I have read the Code of Ethics and I understand that I am subject to the provisions set forth in the Code of Ethics, including Part V of the Criminal Justice Act 1993 (the insider dealing provisions) and that I have disclosed or reported all personal securities transactions required to be disclosed or reported.

I agree that this undertaking extends to any amended or replacement requirements that GMOW or GMO Boston set out in any written notice which you subsequently give to me.

I further agree that this undertaking shall form part of my Contract of Employment with GMOW and that any breach of this undertaking will entitle GMOW to take disciplinary action against me, which may result in termination of my contract without notice.

                  Signed
                              --------------------
                  Print Name
                              --------------------
                  Date
                              --------------------

                           Grantham Mayo Van Otterloo

                                   [GMO LOGO]
                                    AUSTRALIA
                                     LIMITED

TO               :    GMOA ALL STAFF

FROM             :    PETER MANLEY

MANLEY DATE      :    APRIL 1, 2002

SUBJECT          :    PERSONAL TRADING POLICIES AND PROCEDURES

The following policies and procedures are in addition to, and where relevant supersede the policies and procedures detailed in the GMO Code of Ethics (the "Code") and Personal Trading Policies and Procedures manual.

AUTHORISATION

Authorisation for staff dealing in Australian securities must be sought by all staff members prior to trading from either John McKinnon or Peter Manley. Authorisation must be provided, via Peter Manley, by GMO's Compliance Department in Boston ("GMO Compliance") for all other non-Australian securities.

EXEMPTION FROM AUTHORISATION REQUIREMENT

Authorisation for purchasing securities in an unrestricted public offer is not required.

GMOA TRADING

Securities that are held in the GMOA trusts or individually managed portfolios:
- may not be traded by staff during the 3 working days before and after re-balancing* by GMOA.
- and are not being traded as part of the re-balancing* by GMOA may be traded during this 6 working day period subject to pre-authorisation.

Staff may trade securities at any other time subject to the pre-authorisation.

* Re-balancing includes normal monthly trading and any other trading as a result of cashflows.

GMO AUSTRALIAN TOTAL RETURN TRUST

Because the direct or indirect beneficial owners of units of the GMO Australian Total Return Trust (the "Total Return Trust") are employees of GMOA, the Trust shall be considered an Access Person, as defined in the Code. As such, the Trust shall be subject to the Code.

However, the Trust shall be exempt from the Pre-Clearance Requirements and Prohibited Transactions set forth in Sections II.A. and II.B. of the Code. In lieu thereof, the following policies and procedures shall apply:

                              GMO Australia Limited
   Level 7 2 Bulletin Place Sydney NSW 2000 - PO Box R62 Royal Exchange Sydney
                                    NSW 1225
        Telephone 02 8274 9900 - Facsimile 02 8274 9950 - ACN 071 502 639

1. REPORTING PERSON: GMOA shall designate a Reporting Person who will be responsible for ensuring compliance with the Code as applicable to the Total Return Trust. The Reporting Person is prohibited from investing, directly or indirectly, in the Trust.

2. MONTHLY REPORTING: Within five (5) business days of each month end, the Reporting Person must provide GMO Compliance, in a form acceptable to GMO Compliance, with respect to the following:

          a.   IPOs, Private Placements and Limited Opportunities:

               i. List of all IPOs, private placements or other limited opportunities in which the Total Return Trust participated during the prior month.

               ii. Details of the participation by other GMOA client accounts in the IPO's, private placements and other limited opportunities in which the Total Return Trust participated during such prior month, along with appropriate explanation.

          b.   Trading:

               i. List all incidents during the prior month where the Total Return Trust traded a security held by any other GMOA client account.

               ii. If the Trust and any other GMOA client trade the same security, provide an explanation of the method of how fair allocation and best execution for the GMOA client was achieved.

          c.   Short Term Profiting:

               i. During the previous month, provide details of any situation where the Total Return Trust engaged in Short-Term Profiting, which shall be defined as any profits from the purchase and sale or sale and purchase of the same or equivalent security within sixty (60) calendar days.

               ii. If other GMOA clients held a security that was sold or if other GMO clients did not purchase a security that was purchased by the Total Return Trust to generate such Short-Term Profits, the Reporting Person must provide GMO Compliance with an explanation of such allocations.

          d.   Corporate Actions:

               i. During the prior month, identify any situation where the Total Return Trust participated in any corporate action with respect to securities held by the Total Return Trust differently than did other GMOA clients who held the same security. Include an explanation of the reasons for such deviations.

          e.   Employee Holdings and Transactions:

               i. During the prior month, provide details of all investor transactions and holdings in the Total Return Trust. If not sufficiently clear, provide a list of investors for whom a GMOA employee was either a direct or indirect beneficial owner.

3. Quarterly Reporting: The Reporting Person must file a quarterly transaction report on behalf of the Total Return Trust with GMO Compliance within 10 calendar days of quarter end pursuant to Section II.D.2 of the Code.

4. Annual Reporting: On an annual basis established by GMOA and GMO Compliance, the Reporting Person will make the following reports to GMO Compliance pursuant to Section II.D.1 of the Code. This report shall include the following:

          a. Brokerage Relationships: Identification and contact information for all brokerage and other investment transaction accounts used by the Trust; and

          b. Holdings Report: Ownership, including all short and/or long positions, of securities held by the Trust